Exhibit 10.1

CAPRIUS, INC.
10 Forest Avenue
Suite 220
Paramus, New Jersey 07652

June 29, 2010

Special Situations Fund III QP, L.P.
Special Situations Private Equity Fund, L.P.
c/o MGP Advisors Limited
527 Madison Avenue
New York, NY 10022

Gentlemen:

This letter agreement (this “Agreement”) sets forth the agreement between Special Situations Fund III QP, L.P. (“SSFQP”), and Special Situations Private Equity Fund, L. P. (“SSFPE” and  collectively with SSFQP, the “SSF Funds”), and  Caprius, Inc. (the “Company”), regarding the sale by the SSF Funds of all of their respective equity interests in the Company (the “Company Securities”) to the Company.

1.  Ownership.  The SSF Funds represent and warrant that they are the beneficial owners of the following Company Securities:

	SSFQP	SSFPE
Common Stock	0	0
Series D Preferred Stock	18,548	60,483
Series E Preferred Stock	1,150	3,750
Series F Preferred Stock	4,216	13,750
Warrants	579,509	1,889,786

2.  Purchase and Sale.  Subject to the terms and conditions set forth herein, the SSF Funds agree to sell, and hereby do sell, any and all of their Company Securities, including without limitation,  79,031 shares of Series D Preferred Stock, 4,900 shares of Series E Preferred Stock and 17,966 shares of Series F Preferred Stock (collectively, the “Preferred Shares”), together with warrants (the “Warrants” and collectively with the Preferred Shares, the “Sale Securities”) exercisable into an aggregate of 8,863,218 shares of the Company’s common stock, to the Company, and the Company agrees to purchase, and hereby does purchase, the Sale Securities from the SSF Funds for an aggregate purchase price of Ten Thousand Dollars $10,000 (the “Purchase Price”).

3.  Closing.  The closing of the purchase and sale of the Sale Securities shall occur upon the receipt by the SSF Funds of payment of the Purchase Price by wire transfer to an account it has designated and delivery by the SSF Funds of stock certificates for the Preferred Shares, duly endorsed, and the original Warrant Agreements for the Warrants.

4.  Other Consideration.  As additional consideration in connection with the sale and purchase of the Sale Securities, upon closing, the SSF Funds  will be deemed to have waived all dividends accrued on the Preferred Shares from the respective original issuance dates to the closing hereof.

5.  Representations by the SSF Funds.  Each of the SSF Funds represents, jointly and severally, to the Company as follows:

           5.1  Title.  Each of the SSF Funds is the sole record and beneficial owner of the Company Securities set forth below its name in Section 1 above, free and clear of any lien, encumbrance and security interest of any kind, and has not sold, transferred or otherwise assigned nor granted any option, purchase right, or other interest in its portion of the Company Securities to any third party.  Each of the SSF Funds represents and warrants, jointly and severally, to the Company that the Sale Securities constitute all of the equity interests in the Company owned by the SSF Entities or their affiliates, and that the SSF Entities and their affiliates do not own any common stock of the Company.  In addition, each of the SSF Funds represents and warrants, jointly and severally, to the Company, that the sale of the Sale Securities is voluntary, and in connection with the sale no one on behalf of the Company has made any representations (whether written or oral) to the SSF Funds regarding the business, operations or financial condition of the Company or the value of the Company Securities.

6.  Miscellaneous.

6.1  Entire Agreement.  This Agreement sets forth the entire agreement among the SSF Funds and the Company as to the subject matter herein, and cannot be amended, modified or terminated except by a writing executed by the parties hereto.

6.2  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to choice of laws or conflicts of laws provisions thereof.

6.3  Notices.  Any notice or other communication required or given by any party under this Agreement shall be in writing and sent by recognized overnight courier to the address of the other parties as set forth at the head of this Agreement or to such other address as any party hereto may hereafter give to the other parties.

6.4  Binding.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5  Counterparts.  This Agreement may be executed in one or more counterparts (including counterparts transmitted by facsimile or electronic mail), each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

Very truly yours. CAPRIUS, INC.

By:	/s/ Dwight Morgan
Dwight Morgan, President

SPECIAL SITUATIONS FUND III QP, L.P.

By: /s/Austin Marxe
Austin Marxe, Managing Director

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By: /s/Austin Marxe
Austin Marxe, Managing Director